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                                                                     EXHIBIT 5.1

INTERNAL REVENUE SERVICE                     DEPARTMENT OF THE TREASURY
P. 0. BOX 2508
CINCINNATI, OH  45201

                                Employer Identification Number:
Date:                            34-1899137
                                DLN:
GOODYEAR DUNLOP TIRES NORTH      17007127026031
 AMERICA LTD                    Person to Contact:
C/O MARK E BRAND                 LARRY GREEN              ID# 52007
PHILLIPS LYTLE ET AL            Contact Telephone Number:
3400 HSBC CENTER                 (877) 829-5500
BUFFALO, NY  14203-0000         Plan Name:
                                 GOODYEAR DUNLOP TIRES N AMERICA
                                 LTD 401K RETIREMENT SAVINGS PLAN
                                Plan Number: 009


Dear Applicant:

        We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

        Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

        The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination letter is applicable for the amendment(s) executed on 3/23/99 & 8/25/99.

        This determination letter is also applicable for the amendment(s} dated on 7/28/00 & 3/1/01.

        This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000,



                                                              Letter 835 (DO/CG)





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                                       -2-

GOODYEAR DUNLOP TIRES NORTH


Pub. L. 106-554.

        The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

        The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                          Sincerely yours,


                                          /s/ Paul T. Shultz

                                          Paul T. Shultz
                                          Director,
                                          Employee Plans Rulings & Agreements


Enclosures:
Publication 794
Addendum



                                                            Letter 835 (DO/CG)

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                                       -3-

GOODYEAR DUNLOP TIRES NORTH


        This determination letter includes the amendment(s) adopted on 4/24/01.








                                                              Letter 835 (DO/CG)